SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2006

SENETEK PLC

(Exact Name of Registrant as Specified in Charter)

England	0-14691	77-0039728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

831 Latour Court, Suite A Napa, California	94558
(Address of Principal Executive Offices)	(Zip Code)

(707) 226-3900

(Registrant’s telephone number, including area code)

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 20, 2006, Senetek Plc (“Senetek or the “Company”) entered into an asset purchase and sale agreement (the “Agreement”) dated as of March 15, 2006 with Ranbaxy Pharmaceutical Inc., (“Ranbaxy”) a Florida corporation, pursuant to which the Company sold to Ranbaxy the Company’s patents, trademarks and automated manufacturing equipment for its proprietary Reliaject disposable autoinjector for self-administration of parenteral drugs, including epinephrine for emergency treatment of anaphylactic shock from peanut and other allergies.

Pursuant to the Agreement, Ranbaxy made a non-refundable payment to the Company of $500,000. The Agreement provides for milestone payments of additional purchase price based upon Ranbaxy’s achievement of regulatory approvals for certain products and cumulative sales milestones. Senetek will also receive a percentage of Ranbaxy’s and/or its licensees’ quarterly net sales of Reliaject-related products. The percentages to be paid will depend upon whether or not the product includes epinephrine or certain other scheduled parenteral drugs.

Under the terms of the Agreement, Ranbaxy has agreed to use commercially reasonable effects to develop and commercialize Reliaject products in the United States, such efforts to include, but not be limited to, the submission to the U.S. Food and Drug Administration of an abbrievated new drug application (or equivalent) for the use of the Reliaject device with epinephrine for emergency treatment of allegeric reactions.

Pursuant to the Agreement, Ranbaxy has also agreed to negotiate in good faith with licensees of Invicorp®, the Company’s erecticle dysfuction treatment, for contract manufacturing agreements to produce the autoinjector pre-filled with Invicorp. Ardana Bioscience Limited, is Senetek’s exclusive licensee for Invicorp for Europe and Plethora Solutions Holdings PLC, is Senetek’s exclusive licensee for Invicorp in North America.

In connection with the transfer of assets to Ranbaxy, the parties have executed a general assignment and bill of sale, a patent assignment and a trademark assignment.

The Agreement contains standard representations, warranties, covenants, audit rights in favor of Senetek, confidentiality provisions and cross-indemnities from each party.

Item 8.01	Other Events

On March 20, 2006 the Company issued a press release announcing the agreement with Ranbaxy in respect of the sale to Ranbaxy of the Company’s Reliaject autoinjector assets.

The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) The following exhibit is filed as part of this report:

Press release dated March 20, 2006 is filed as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2006	SENETEK PLC (Registrant)

	By:	/s/ Frank Massino
	Name:	Frank Massino
	Title:	Chief Executive Officer

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EXHIBIT INDEX

Number	Exhibit

99.1	Press Release dated March 20, 2006 announcing the Asset Sale Agreement with Ranbaxy.

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